Exhibit 1.1




                            Cox Communications, Inc.

                        Convertible Senior Notes due 2021

                               Purchase Agreement


                                                              New York, New York
                                                               February 15, 2001
SALOMON SMITH BARNEY INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
ABN AMRO ROTHSCHILD LLC
FLEET SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
SG COWEN SECURITIES CORPORATION

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY 10013


Ladies and Gentlemen:

                  Cox Communications, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), proposes to issue and sell to the several parties named in Schedule II hereto (the "Initial Purchasers") for whom you (the "Representatives") are acting as representatives, the respective
principal   amounts  at  maturity  set  forth  in  Schedule  II  hereto  of  its
$685,000,000 aggregate principal amount at maturity of Convertible Senior Notes due 2021 (the "Firm Securities"). The Company also proposes to grant to the
Initial Purchasers an option to purchase up to an additional $108,000,000 principal amount at maturity of such Convertible Senior Notes due 2021 to cover over-allotments, if any (the "Option Securities" and, together with the Firm Securities, the "Securities"). The Securities will be issued under an indenture dated as of June 27, 1995 (the "Original Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by the Fourth Supplemental Indenture to be dated as of February 23, 2001 (the "Supplemental Indenture," and together with the Original Indenture, the "Indenture") between the Company and the Trustee.
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                                                                               2

                    To the  extent  there are no  additional  parties  listed on
Schedule II other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 18 hereof.

                  The Securities will be convertible into shares of the Company's Class A Common Stock, par value $1.00 per share (the "Common Stock"), in accordance with the terms of the Securities and the Indenture, at the initial conversion rate specified in Schedule I hereto. Upon the first, second, third, fourth, fifth, tenth and fifteenth anniversaries of the initial issuance date of the Securities, each holder of Securities may require the Company to purchase such Securities for a price to be paid, in respect of purchases on the first anniversary, in cash and, in respect of purchases on subsequent anniversaries, at the Company's option, in cash or (subject to certain limitations) shares of Common Stock or any combination thereof, at a purchase price equal to the issue price of the Securities plus the accrued original issue discount and the accrued cash interest thereon to, but excluding, the date of such purchase. If prior to such date of purchase the Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event (as defined in the Indenture), such purchase price will be equal to the Restated Principal Amount (as defined in the Indenture) plus accrued and unpaid interest from the date of such conversion (or the most recent date to which interest has been paid or duly provided) to, but excluding, such date of purchase. Upon each Fundamental Change (as defined in the Indenture) occurring prior to the second anniversary of the initial issuance date of the Securities, each holder of Securities may require the Company to repurchase for cash such holder's Securities (subject to certain restrictions described below) at a repurchase price equal to the issue price of the Securities plus the accrued original issue discount and accrued cash interest thereon to, but excluding, the date of such repurchase. If prior to such date of repurchase the Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, the Company will be required to repurchase such Securities at a cash price equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion (or the most recent date to which interest has been paid or duly provided) to, but excluding, such date of repurchase.

                  The holders of the Securities will have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of February 23, 2001, between the Company and the Initial Purchasers, pursuant to which the Company will file a registration statement with the Commission registering resales of the Securities and the shares of Common Stock issuable upon conversion of the Securities under the Act subject to the terms and conditions therein specified.

                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the Act or if an exemption from the registration requirements of the Act is available (including the exemptions afforded by Rule 144A under the Act).

                  In connection with the sale of the Securities, the Company has prepared an offering memorandum, dated February 15, 2001 (as amended or supplemented at the Execution Time,  including any and all exhibits  thereto and
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                                                                               3

any information incorporated by reference therein, the "Offering Memorandum"). The Offering Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms "amend", "amendment" or "supplement" with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time which is incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum.

     1. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, each Initial Purchaser at the Execution Time and at the Closing Date and at any settlement date for the Option Securities referred to in Section 3, as follows:

     (i) Offering Memorandum. The Offering Memorandum does not, and at the Closing Date and at any settlement date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any of the Initial Purchasers through the Representatives expressly for use in the Offering Memorandum.

     (ii) Integration. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, any security under circumstances that would require the Securities to be registered under the Act.

     (iii) Rule  144A  Eligibility.   The  Securities  satisfy  the  eligibility
requirements of Rule 144A(d)(3) under the Act.

     (iv) Compliance with Regulation S. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

     (v)  No  General  Solicitation.   Neither  the  Company,  nor  any  of  its
Affiliates, nor any person acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.
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                                                                               4

     (vi) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 5 and the procedures set forth in Exhibit A hereto, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers or for the initial resale of the Securities by the Initial Purchasers to subsequent purchasers ("Subsequent Purchasers"), in each case in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Act.

     (vii)  Reporting   Company.   The   Company is subject  to  the   reporting
requirements of Section 13 of the Exchange Act.

     (viii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, complied and will comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and, when read together with the other information in the Offering Memorandum, at the Execution Time and at the Closing Date and any settlement date for the Option Securities, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (ix) Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Company and its subsidiaries and of TCA Cable TV, Inc. ("TCA") and its subsidiaries, included in the Offering Memorandum, are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the Act.

     (x) Financial Statements. The financial statements of the Company included in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated
subsidiaries   at  the  dates   indicated  and  the  statement  of   operations,
stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The financial statements of TCA included in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of TCA and its
consolidated   subsidiaries   at  the  dates  indicated  and  the  statement  of
operations, stockholders' equity and cash flows of TCA and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The pro forma financial statements of the Company and its consolidated subsidiaries and the related notes thereto included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
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                                                                               5

     (xi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (xii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement and the Registration Rights Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (xiii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each such Subsidiary is owned by the Company, directly or through subsidiaries, has been duly authorized and validly issued, is fully paid and non-assessable and is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule III hereto and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

     (xiv) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Historical" under the caption "Capitalization"
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                                                                               6

(except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans included in the Offering Memorandum or pursuant to the exercise of convertible securities or options included in the Offering Memorandum). The shares of outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (xv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (xvi) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act.

     (xvii) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (xviii)  Authorization  of  Securities.   The  Securities  have  been  duly
authorized by the Company for issuance and sale and, on the Closing Date and any settlement date for the Option Securities, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Securities will be in the form contemplated by the Indenture and each registered holder thereof will be entitled to the benefits of the Indenture and the Registration Rights Agreement.
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                                                                               7

     (xix) Authorization and Description of Capital. The Common Stock conforms in all material respects to all statements relating thereto contained in the Offering Memorandum, and such description conforms to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock, subject to the Company's right to elect instead to pay such holder in cash the market value of such shares of Common Stock, in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon such conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; the shares of Common Stock issuable at the Company's option upon purchase of the Securities at the option of the holder thereof will have been, prior to the issuance thereof, duly authorized by all necessary corporate action, and such shares, if and when issued in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable; no holder of Common Stock will be subject to personal liability by reason of being such a holder and the issuance of such shares upon such conversion or purchases will not be subject to the preemptive or other similar rights of any security holder of the Company.

     (xx) Description of the Securities, the Indenture and the Registration Rights Agreement. The Securities, the Indenture and the Registration Rights Agreement, at the Execution Time and at the Closing Date and any settlement date for the Option Securities, conform and will conform, as applicable, in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

     (xxi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other constitutive documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in this Agreement, the Registration Rights Agreement and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a

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Material  Adverse  Effect),  nor will such action result in any violation of the provisions of the charter or by-laws or other constitutive documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

     (xxii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

     (xxiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Offering Memorandum (other than as disclosed therein), or which, individually or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which, individually or in the aggregate, might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Indenture or the Registration Rights Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (xxiv) Possession of Intellectual Property. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries own or possess, or can
acquire  on  reasonable  terms,  adequate  patents,  patent  rights,   licenses,
inventions,  copyrights,  know-how  (including  trade secrets and other patented
and/or  unpatentable  proprietary  or  confidential   information,   systems  or
procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, other than those the absence of which would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
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                                                                               9

     (xxv)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the due execution, delivery or performance by the Company of its obligations under this Agreement or the Registration Rights Agreement, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement, or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the Act or state securities laws, the laws of a foreign jurisdiction or the by-laws and rules of the NASD and except for the qualification of the Indenture under the Trust Indenture Act.

     (xxvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the absence of which would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvii) Title to Property. The Company and its subsidiaries have good and marketable title to all material real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" as such term is defined in the Investment Company Act.

     (xxix) Environmental Laws. Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (b) Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Initial Purchaser as to matters covered thereby.

     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at the price set forth in Schedule I, the principal amount at maturity of Initial Securities set forth opposite such Initial Purchaser's name in Schedule II hereto, plus any additional principal amount at maturity of Initial Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities (in multiples of $1,000 principal amount at maturity) at the price set forth in Schedule I plus accrued Original Issue Discount, if any, from the Closing Date to the settlement date therefor. The option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Initial Purchasers. The option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Offering Memorandum upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the Initial Purchasers are exercising the option and the settlement date. Delivery of the Option Securities, and payment therefor, shall be made as provided in
Section 4 hereof. The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total number of Option Securities to be purchased by the Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as the Representatives shall deem advisable.

     3. Delivery and Payment. Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 9:00 a.m., New York City time, on February 23, 2001, or at such time on such later date (not later than March 21, 2001) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives, for the respective accounts of the several Initial Purchasers, against payment to the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option), for the respective accounts of the several Initial Purchasers, against payment to the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     4. Denominations; Registration. Certificates for the Securities shall be in global form. The global certificates representing the Securities shall be made available for examination by the Initial Purchasers in The City of New York no later than 10:00 a.m. on the last business day prior to the Closing Date or the settlement date for the Option Securities, as the case may be.

     5. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

     (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

     (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

     6. Agreements of the Company. The Company agrees with each Initial Purchaser that:


     (a) Between the date hereof and the completion of the sale of the Securities by the Initial Purchasers, the Company will immediately notify the Representatives, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Representatives to the Company (which it shall provide promptly upon such completion), any material changes in or affecting the earnings, business affairs or business prospects of the Company and its subsidiaries which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Representatives or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to the Representatives an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Between the date hereof and the completion of the sale of the Securities by the Initial Purchasers, the Company will advise the Representatives promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement to which the Representatives or counsel for the Initial Purchasers shall reasonably object in writing within three business days of receiving such proposed amendment or supplement. Neither the consent of the Representatives, nor the Representatives' delivery of any such amendment or supplement, shall constitute a waiver of any conditions set forth in Section 7 hereof.

     (c) The Company will furnish to each Initial Purchaser and counsel for the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendment or supplement thereto as each Initial Purchaser may reasonably request.

     (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions within the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

     (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

     (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

     (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

     (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

     (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

     (j) The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

     (k) The Company will not for a period of 45 days following the Execution Time, without the prior written consent of Salomon Smith Barney and Merrill Lynch, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock (other than the Securities) or publicly announce an intention to effect any such transaction. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or the Common Stock to be delivered upon conversion thereof, (B) any Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any Common Stock issued upon option exercises or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (D) any Common Stock issued upon option exercises or options to purchase Common Stock granted pursuant to any non-employee director stock plan or dividend reinvestment plan,
(E) any Common Stock to be delivered upon conversion of the Company's Class C common stock and its Series A Convertible Preferred Stock outstanding at the Execution Time and (F) any registration statement filed pursuant to the Registration Rights Agreement or that certain Registration Rights Agreement to be dated as of February 23, 2001, between the Company, Cox Enterprises, Inc. ("CEI") and the Initial Purchasers as initial purchasers of CEI's 2% Senior Exchangeable Notes due 2021.

     (l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization (other than through the Initial Purchasers) or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (m) The Company shall take all reasonable action necessary to enable Standard & Poor's Rating Services, a division of McGraw Hill, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

     (n) The Company will use its reasonable efforts under the circumstances to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL Market.

     (o) The Company, during the period when the Offering Memorandum is required to be delivered by the Initial Purchasers in connection with the sale of the Securities, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

     (p) The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock issuable upon conversion of the Securities if the Company chooses to pay the purchase price for the Securities in Common Stock.

     (q) The Company will use its reasonable best efforts to cause all shares of Common Stock issuable upon conversion of the Securities to be listed on the New York Stock Exchange.

     (r) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee;
(ii) the preparation, printing or reproduction of the Offering Memorandum and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the
Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Securities for trading in the PORTAL Market;
(viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and
(ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

     7. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option
Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date for the Option Securities, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Company shall have requested and caused Dow, Lohnes & Albertson, PLLC, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date or such settlement date for the Option Securities, as the case may be, and addressed to the Initial Purchasers, to the effect that:

               (i) The Company is an existing corporations in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under each of this Agreement, the Indenture, the Registration Rights Agreement and the Securities (collectively, the "Operative Agreements") and, based solely on a review of certificates of an officer of the Company and from the appropriate governmental authorities or telephone confirmations from representatives of such authorities in Georgia, is duly qualified as a foreign corporation to transact business and is in good standing in Georgia.

               (ii) Each Subsidiary of the Company is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum and, to such counsel's knowledge, based solely on a review of a certificate of an officer of the Company, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property as described in the Offering Memorandum requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect.

               (iii) This Agreement has been duly authorized, executed and delivered by the Company.

               (iv) The Original Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law, and bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium (whether general or specific) and other laws affecting creditors' rights or the relief of debtors generally).

               (v) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when issued and authenticated in the manner provided for in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the consideration therefor specified in this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and the Registration Rights Agreement and enforceable against the Company in accordance with their terms (subject, as to enforcement, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law, and bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium (whether general or specific) and other laws affecting creditors' rights or the relief of debtors generally).

               (vi) The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion and such shares, when issued and delivered by the Company upon such conversion, will be validly issued, fully paid and non-assessable; and, to such counsel's knowledge, the issuance of such shares upon such conversion will not be subject to preemptive or other similar rights arising by law or otherwise.

               (vii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Initial Purchasers, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law, and bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium (whether general or specific) and other laws affecting creditors' rights or the relief of debtors generally). In rendering the foregoing opinion, such counsel need not express any opinion as to the enforceability of the indemnification or contribution provisions of the Registration Rights Agreement.

               (viii) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and schedules or other financial information and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

               (ix) To such counsel's knowledge and other than as set forth in the Offering Memorandum, there is not pending or threatened in writing any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which the Company or any Subsidiary is a party which would reasonably be expected to have a Material Adverse Effect, or that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the issuance or sale of the Securities pursuant to this Agreement or the application of the proceeds therefrom.

               (x) The information included or incorporated by reference (A) in the Offering Memorandum under the captions "Description of the Notes," "Registration Rights," "Description of Capital Stock," and "Certain United States Federal Income Tax Considerations" and (B) in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 under the captions "Business--Competition" and "--Legislation and Regulation," to the extent that it constitutes matters of United States Federal laws, rules and regulations referred to therein, legal conclusions or summaries of the provisions of the Company's certificate of incorporation and bylaws or the Operative Agreements referred to therein, have been reviewed by such counsel and accurately describes in all material respects the matters referred to therein.

               (xi) The statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 under the caption "Legal Proceedings," as supplemented by the related disclosure in the Company's Form 8-K dated February 13, 2001, to the extent that such statements constitute summaries of legal proceedings, have been reviewed by such counsel and, to such counsel's knowledge, accurately describe such legal proceedings in all respects material to the business of the Company as described in the Offering Memorandum; provided, however, that such counsel may state that such counsel has not been retained to represent the Company or any Subsidiary or Affiliate of the Company in connection with such legal proceedings.

               (xii) The Securities will be classified as indebtedness for United States federal income tax purposes.

               (xiii) To such counsel's knowledge, no consent, approval, authorization or order of, or qualification with, any governmental agency or body is required under the laws of the United States, the laws of the State of New York and the Delaware General Corporation Law (collectively, "Applicable Law") for the execution and delivery by the Company of the Operative Agreements, or the consummation by the Company (as if consummation occurred on the date of such opinion) of the transactions contemplated thereby, except as has already been acquired or as may be required under state securities or "Blue Sky" laws.

               (xiv) The issuance of the Securities and the execution, delivery and performance (as if performance occurred on the date of such opinion) by the Company of the Operative Agreements and consummation (as if consummation occurred on the date of such opinion) of the transactions contemplated herein and therein do not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xxi) of this Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any Agreements and Instruments identified in such opinion (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that the Company has advised such counsel would not, individually or in the aggregate, have a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws or other constitutive documents of the Company or any Subsidiary, or, to such counsel's knowledge, any Applicable Law or to such counsel's knowledge, any judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary and specifically applicable to the Company and any Subsidiary.

               (xv) To such counsel's knowledge, the Company is not, nor with the giving of notice or lapse of time or both would the Company be, in violation of any judgment, injunction, order or decree of the Federal Communications Commission (the "FCC") other than those that the Company has advised such counsel would not, individually or in the aggregate, have a Material Adverse Effect.

               (xvi) The execution, delivery and performance (as if such performance occurred on the date of such opinion) by the Company of this Agreement does not violate the Communications Act or any rules or the regulations thereunder binding on the Company or its Subsidiaries or any order, writ, judgment, injunction, decree or award of the FCC binding on the Company or its Subsidiaries of which such counsel has knowledge.

               (xvii) The Company is not an "investment company" as such term is defined in the Investment Company Act.

               (xviii) No registration under the Act of the Securities is required for the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Offering Memorandum or for the initial resale of the Securities by the Initial Purchasers to Subsequent Purchasers in the manner contemplated by this Agreement and the Offering Memorandum (the "Exempt Resales") (i) assuming that each Initial Purchaser is a "qualified institutional buyer," as defined in Rule 144A under the Act (a "QIB"), (ii) assuming and subject to, the accuracy of and compliance with, the representations and agreements of the Initial Purchasers and the Company contained in this Agreement, and (iii) assuming that Exempt Resales are made by the Initial Purchasers in accordance with this Agreement and within the United States solely to QIBs and outside the United States in compliance with Regulation S under the Act (it being understood that such counsel need express no opinion as to any subsequent resale of any Securities by any Subsequent Purchaser); and

     In addition, such counsel shall state (i) that in the course of the preparation of the Offering Memorandum (other than the documents incorporated or deemed incorporated by reference therein), such counsel participated in conferences with officers and representatives of the Company, representatives of the independent certified public accountants of the Company and representatives of the Initial Purchasers and their counsel at which conferences the contents of the Offering Memorandum and related matters were discussed and (ii) that, although such counsel is not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Offering Memorandum and has not made any independent investigation, check or verification of facts for the purpose of rendering this opinion (except as described in paragraphs (x) and (xi) above), on the basis of such participation referred to in clause (i), nothing has come to such counsel's attention that leads them to believe that the Offering Memorandum (except for financial statements and schedules or other financial information or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the Execution Time or at the Closing Date or any settlement date for the Option Securities, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States, the laws of the State of New York and the Delaware General Corporation Law to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Offering Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

     (b) The Representatives shall have received from Shearman & Sterling, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date or such settlement date for the Option Securities, as the case may be, and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Offering Memorandum (as amended or supplemented to the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (c) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the President, any Executive or Senior Vice President or the Treasurer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Memorandum, any amendment or supplement to the Offering Memorandum and this Agreement and that:

          (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) since the date of the most recent financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

     (d) At the Execution Time, at the Closing Date and at any settlement date for the Option Securities, the Company shall have requested and caused each of Deloitte & Touche LLP, in relation to the Company, and KPMG LLP, in relation to TCA, to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date and such settlement date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinary included in accountants' "comfort letters" to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business.

     (f) At the Execution Time, the Securities shall be rated at least Baa2 by Moody's and BBB by S&P, and the Company shall have delivered to the Representatives a letter, dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and subsequent to the Execution Time, there shall not have been any decrease in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (g) At the Execution Time, the Representatives shall have received a lock-up agreement substantially in the form attached hereto as Exhibit B signed by the persons listed on Schedule IV hereto.

     (h) Prior to the Closing Date or any settlement date for the Option Securities, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 7 shall be delivered at the offices of Shearman & Sterling, counsel for the Initial Purchasers, at 599 Lexington Avenue, New York, NY 10022, on the Closing Date.

     8. Reimbursement of Initial Purchasers' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial

Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or in any amendment thereof or supplement thereto) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(g), in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein; provided, further, that as to the Offering Memorandum the foregoing indemnity shall not inure to the benefit of any Initial Purchaser (or any director, officer, employee, agent or person controlling such Initial Purchaser) on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person by such Initial Purchaser if such Initial Purchaser failed to send or give a copy of the Offering Memorandum, as amended or supplemented, to that person and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Offering Memorandum was corrected in said amended or supplemented Offering Memorandum and the delivery thereof would have constituted a complete defense to the claim of that person, unless such failure resulted from non-compliance by the Company with Section 5(a) or (b). For purposes of the second proviso to the immediately preceding sentence, the term Offering Memorandum shall not be deemed to include the documents incorporated by reference therein, and no Initial Purchaser shall be obligated to send or give any document incorporated by reference in the Offering Memorandum to any person. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its directors and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the total price of the Securities purchased by such Initial Purchaser hereunder less any damages which the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement of fact or omission or alleged omission of a material fact. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover of the Offering Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     10. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount at maturity of Securities set forth opposite their names in
Schedule II hereto bears to the aggregate principal amount at maturity of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount at maturity of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount at maturity of Securities set forth in Schedule II hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

     11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

     12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

     13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (fax no.:
(404) 843-5939) and confirmed to it at Cox Communications, Inc., 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319, Attention: Treasurer.

     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

     15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     16.  Counterparts.   This   Agreement   may  be   signed  in  one  or  more
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.


                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

                   "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission"   shall   mean  the   Securities   and   Exchange
Commission.

                   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Merrill Lynch" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Regulation D" shall mean Regulation D under the Act.

                  "Regulation S" shall mean Regulation S under the Act.

                  "Salomon Smith Barney" shall mean Salomon Smith Barney Inc.

                   "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.



                                                      COX COMMUNICATIONS, INC.



                                                      By /s/ Mark W. Major
                                                         -----------------
                                                      Name: Mark W. Major
                                                      Title:  Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON SMITH BARNEY INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
ABN AMRO ROTHSCHILD LLC
FLEET SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
SG COWEN SECURITIES CORPORATION

By:  Salomon Smith Barney Inc.



By /s/ Tristram E. Collins
   -----------------------
     Name: Tristram E. Collins
     Title: Director

By:  Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated



By /s/ Eric Federman
   -----------------
     Name: Eric Federman
     Title: Director

                                   SCHEDULE I
                            COX COMMUNICATIONS, INC.
                 $685,000,000 Convertible Senior Notes due 2021


     1. The initial offering price per $1,000 principal amount at maturity of the Securities shall be $695.03, which, together with the .348% per annum cash interest on the principal amount at maturity, represents a yield to maturity of 2.25% per annum (computed on a semiannual bond equivalent basis).

     2. The Securities shall be convertible into shares of Class A Common Stock, par value $1.00 per share, of the Company (the "Common Stock") at an initial rate of 11.8135 shares of Common Stock per $1,000 principal amount at maturity of Securities.

     3. The purchase price to be paid by the Initial Purchasers for the Securities shall be $679.39, being an amount equal to the initial offering price per $1,000 principal amount at maturity of Securities set forth above, less $15.64 per $1,000 principal amount at maturity of Securities.

     4.  Prior to February 26, 2003, the Securities will not be redeemable.

     5. The redemption prices to be supplied on page 20 of the Offering Memorandum (and correspondingly in the Indenture) shall be:




                                                    (1)                       (2)                       (3)
                                                   Note                Accrued Original         Redemption Price
            Redemption Date                     Issue Price             Issue Discount              (1) + (2)
-------------------------------------        ----------------        --------------------      ------------------
February 26, 2003....................             $695.03                   $24.83                   $719.86
February 23, 2004....................             $695.03                   $37.52                   $732.55
February 23, 2005....................             $695.03                   $50.59                   $745.62
February 23, 2006....................             $695.03                   $63.96                   $758.99
February 23, 2007....................             $695.03                   $77.64                   $772.67
February 23, 2008....................             $695.03                   $91.62                   $786.65
February 23, 2009....................             $695.03                  $105.92                   $800.95
February 23, 2010....................             $695.03                  $120.54                   $815.57
February 23, 2011....................             $695.03                  $135.50                   $830.53
February 23, 2012....................             $695.03                  $150.79                   $845.82
February 23, 2013....................             $695.03                  $166.43                   $861.46
February 23, 2014....................             $695.03                  $182.42                   $877.45
February 23, 2015....................             $695.03                  $198.77                   $893.80
February 23, 2016....................             $695.03                  $215.50                   $910.53
February 23, 2017....................             $695.03                  $232.60                   $927.63
February 23, 2018....................             $695.03                  $250.09                   $945.12
February 23, 2019....................             $695.03                  $267.98                   $963.01

                                     SchI-1

                                                    (1)                       (2)                      (3)
                                                   Note                Accrued Original         Redemption Price
            Redemption Date                     Issue Price             Issue Discount              (1) + (2)
-------------------------------------        ----------------        --------------------      ------------------
February 23, 2020....................             $695.03                  $286.27                   $981.30
At stated maturity...................             $695.03                  $304.97                 $1,000.00

                                     SchI-2




     6. The Purchase Dates and Purchase Prices to be supplied on page 21 of the Offering Memorandum and correspondingly in the Indenture shall be:

            Purchase Date                         Purchase Price
            -------------                         --------------
          February 23, 2002                          $707.26
          February 23, 2003                          $719.76
          February 23, 2004                          $732.55
          February 23, 2005                          $745.62
          February 23, 2006                          $758.99
          February 23, 2011                          $830.53
          February 23, 2016                          $910.53

     7. The prices referred to in paragraphs 5 and 6 above are subject to adjustment upon the occurrence of a Tax Event, and the subsequent conversion of the Securities to semiannual coupon notes in the manner specified in the Offering Memorandum.






                                     SchI-3


                                   SCHEDULE II


                                                                                       Principal Amount At
                                                                                    Maturity of Securities
Initial Purchaser                                                                        to be Purchased
-----------------                                                                    ---------------------

Salomon Smith Barney Inc. ............................................................ $ 256,875,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated ...................................   256,875,000
Banc of America Securities LLC. ......................................................    34,250,000
Credit Suisse First Boston Corporation. ..............................................    34,250,000
Morgan Stanley & Co. Incorporated. ...................................................    34,250,000
ABN AMRO Rothschild LLC. .............................................................    17,125,000
Fleet Securities, Inc. . .............................................................    17,125,000
J.P. Morgan Securities Inc. . ........................................................    17,125,000
SG Cowen Securities Corporation. .....................................................    17,125,000
                                                                                          -----------

         Total.........................................................................$ 685,000,000
                                                                                         ============


                                  SCHEDULE III


List of Subsidiaries

Cox Communications Las Vegas, Inc.
Cox Classic Cable, Inc.
CoxCom, Inc.
CCI PCS, Inc.

                                   SCHEDULE IV

List of Persons Subject to Lock-up:

Cox Enterprises, Inc.

                                                                       EXHIBIT A

                       Selling Restrictions for Offers and
                         Sales outside the United States

                  (1)(a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 5(a) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until one year after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 5(a) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until one year after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the
         Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

(2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3)

                                      ExA-1
           of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                                      ExA-2

                                                                       EXHIBIT B

                           [Form of Lock-Up Agreement]


                                February 15, 2001

SOLOMON SMITH BARNEY
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
ABN AMRO ROTHSCHILD LLC
FLEET SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
SG COWEN SECURITIES CORPORATION

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY 10013


                  Re:      Proposed Offering by Cox Communications, Inc.
                                 Convertible Senior Notes due 2021

Ladies and Gentlemen:


                  The undersigned, a stockholder of Cox Communications, Inc., a Delaware corporation (the "Company"), understands that Salomon Smith Barney Inc. ("Salomon Smith Barney"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc of America Securities LLC, Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, ABN AMRO Rothschild LLC, Fleet Securities, Inc., J.P. Morgan Securities Inc. and SG Cowen Securities Corporation (collectively, the Initial Purchasers") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the offering of $685,000,000 aggregate principal amount at maturity of the Company's Convertible Senior Notes due 2021 (the "Securities") and the grant by the Company to the Initial Purchasers of the option to purchase additional Securities to cover over-allotments, if any. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Initial Purchasers that, for a period of 45 days following the date hereof, without the prior written consent of Salomon Smith Barney and Merrill Lynch, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any

                                ExB-1
affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, any shares of the
Company's Class A common stock (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or publicly announce an intention to effect any such transaction. The foregoing sentence shall not apply to the securities (the "CEI Securities") subject to the Purchase Agreement, dated the date hereof, between the undersigned and the Initial Purchasers, or the shares of Common Stock deliverable upon exchange of the CEI Securities.

                                                      Very truly yours,



                                                      COX ENTERPRISES, INC.



                                                   By: _________________________
                                                   Name:
                                                   Title:



                                      ExB-2